UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2008

MONSTER WORLDWIDE, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-21571	13-3906555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Third Avenue
New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

5.02(b)

Effective May 9, 2008, Jonathan Trumbull resigned from his positions as Vice President, Global Controller and Chief Accounting Officer of Monster Worldwide, Inc. (the “Company”).

5.02(c)

Effective May 15, 2008, the Company retained James Langrock to serve as Senior Vice President, Finance and Chief Accounting Officer of the Company.  In connection with retaining Mr. Langrock, the Company entered into an employment agreement with Mr. Langrock, the terms of which provide that Mr. Langrock shall: (a) receive an annual base salary of $350,000; and (b) be eligible to receive a target bonus of up to sixty percent (60%) of his annual base salary (subject to the achievement of certain performance targets).  The foregoing description is qualified in its entirety by reference to Mr. Langrock’s employment agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Prior to joining the Company, Mr. Langrock, age 43, was Vice President, Finance of Motorola, Inc.’s Enterprise Mobility Business since January 2007.  From May 2005 to January 2007, Mr. Langrock served as the Vice President, Chief Accounting Officer and Corporate Controller at Symbol Technologies, Inc. (“Symbol”).  From December 2003 until May 2005, Mr. Langrock was Symbol’s Vice President — Internal Audit.  Before joining Symbol, he served as Chief Financial Officer at Empress International, Ltd., an importer and wholesale distributor, from May 2002 through November 2003. From August 1991 through April 2002, Mr. Langrock held a variety of audit positions at Arthur Andersen LLP, including Senior Manager in the Audit and Business Advisory Practice. There are no transactions in which Mr. Langrock has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	10.1	Employment Agreement, dated as of May 15, 2008, by and between Monster Worldwide, Inc. and James M. Langrock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ Salvatore Iannuzzi
	Name:	Salvatore Iannuzzi
	Title:	Chairman of the Board, President and Chief Executive Officer

Date: May 15, 2008